Exhibit 14(a)

Consent of PricewaterhouseCoopers

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Rhodia’s Registration Statement on Form S-8 (Registration No. 333-12200), relating to Rhodia’s financial statements that appear in Rhodia’s Annual Report on Form 20-F for the year ended December 31, 2004.

Paris, France

May 5, 2005

PricewaterhouseCoopers